Exhibit 3.1

ARTICLES OF INCORPORATION

OF GREY CLOAK TECH INC.

(PURSUANT TO NRS CHAPTER 78)

Filed in the Office of the Secretary of State of State of Nevada

Document Number 20140816593-69

Filing Date and Time 12/19/2014 12:14 PM

Entity Number: E0635242014-5

1.                       Name of Corporation: GREY CLOAK TECH INC.

2.	Registered Agent for Service of Process: WILLIAM BOSSUNG, 10300 W CHARLESTON, LAS VEGAS, NV 89135

3.                       Authorized Stock: Number of shares with par value: 75,000,000

Par value per share: $0.001

Number of shares without par value: 0

4.                       Names and Addresses of the Board of Directors:

1)               WILLIAM BOSSUNG,

10300 W CHARLESTON,

LAS VEGAS, NV 89135

2)               FRED COVELY, 1508 GRANDVIEW ROAD,

VISTA, CA 92084

5.                       Purpose: ANY LEGAL PURPOSE

6.                       Benefit corporation: NO

7.	Name, Address and Signature of Incorporator: WILLIAM BOSSUNG, 10300 W CHARLESTON, LAS VEGAS, NV 89135

_/s/__William Bossung______________________________

8.                  Certificate of Acceptance of Appointment of registered Agent

_/s/__William Bossung_________________12/19/2014____